UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005
Open Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02333-56	22-3173050

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Winding Brook Drive, Glastonbury, CT		06033

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 652-3155

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 19, 2005, Open Solutions Inc. (the “Company”) entered into an employment letter agreement with Kenneth J. Saunders (the “Letter Agreement”), pursuant to which Mr. Saunders has agreed to serve as the Company’s Executive Vice President and Chief Financial Officer on an at-will basis. The Letter Agreement provides that, among other thing, Mr. Saunders shall:
•	receive an initial annual salary of $300,000;

•	receive a sign-on bonus of $25,000;

•	be eligible to receive an incentive bonus subject to attaining corporate goals, with a target bonus of 60% of his base salary;

•	be awarded a stock option to purchase 100,000 shares of the Company’s common stock, such option to have an exercise price equal to the closing price of the Company’s common stock on the first day of employment, which is expected to be January 3, 2006. One-fourth of the shares of common stock underlying this stock option will be exercisable one year after the date of grant, and the remaining shares will vest in equal monthly installments thereafter over a three-year period;

•	be awarded 30,000 shares of restricted stock of the Company, which will vest over a five year period in such increments to be determined by the Company’s Board of Directors;

•	be entitled to receive a lump sum severance payment equal to one year of his then current base salary for such year if his employment is terminated by the Company without cause;

•	be treated under the Company’s policy for treatment of senior executive officers upon a change in control (as described in the Current Report on Form 8-K filed by the Company on May 4, 2005); and

•	receive reimbursement for relocation and interim living expenses, which may not exceed $90,000 in the aggregate.
     The Company and Mr. Saunders did not have any material relationship prior to entering into the Letter Agreement.
     The Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement.
Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On December 21, 2005, Open Solutions Inc. (the “Company”) announced that Kenneth J. Saunders would be joining the Company as Executive Vice President and Chief Financial Officer on January 3, 2006. From August 2004 to October 2004, Mr. Saunders served as executive vice president of Peregrine Systems Inc., a provider of enterprise asset and service management solutions, and from October 2004 to December 19, 2005, Mr. Saunders served as executive vice president and chief financial officer of Peregrine Systems Inc. From August 2002 to August 2004, Mr. Saunders served as chief financial officer of Fair Isaac Corporation, an analytic software solutions provider. Mr. Saunders served

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in a variety of senior management roles, most recently as chief financial officer, with HNC Software Inc., an analytics software provider, from August 1996 to August 2002, when HNC Software Inc. was acquired by Fair Isaac Corporation. In addition, Mr. Saunders served as vice president of finance and chief financial officer of Risk Data Corporation, a decision software company, from January 1992 to August 1996, when Risk Data Corporation was acquired by HNC Software Inc. Mr. Saunders is 44 years old.
     On December 21, 2005, the Company also announced that Mr. Saunders would be replacing Carl D. Blandino as the Company’s Chief Financial Officer, effective on January 3, 2006. Mr. Blandino is expected to remain with the Company until mid-January 2006.
     The information contained above under Item 1.01 regarding the Letter Agreement is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d)       Exhibits
     The Exhibit to this Report is listed in the Exhibit Index attached hereto.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN SOLUTIONS INC.
Date: December 23, 2005	By:	/s/ Carl D. Blandino
Carl D. Blandino
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Letter Agreement dated December 19, 2005 between Open Solutions Inc. and Kenneth J. Saunders